Quarterly Supplemental Information Second Quarter 2021

Table of Contents 2 03 Corporate Overview 04 Earnings Release 08 Quarterly Highlights 09 Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income 10 Funds from Operations and Adjusted Funds from Operations 11 EBITDAre, Adjusted EBITDAre, NOI and Cash NOI 12 Consolidated Balance Sheets 13 Debt, Capitalization and Financial Ratios 14 Investment Activity 15 Portfolio Information 19 Lease Expiration Schedule 20 Non-GAAP Measures and Definitions 23 Forward Looking and Cautionary Statements

Corporate Overview

Corporate Profile

NETSTREIT Corp. (NYSE: NTST) is an internally managed Real Estate Investment Trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT's strategy is to create the highest quality net lease retail portfolio in the country in order to generate consistent cash flows and dividends for its investors.

Management Team

Mark Manheimer, Chief Executive Officer
Andy Blocher, Chief Financial Officer
Jeff Fuge, Senior Vice President of Acquisitions
Randy Haugh, Senior Vice President of Finance
Kirk Klatt, Senior Vice President of Real Estate
Trish McBratney, SVP, Chief Accounting Officer
Chad Shafer, Senior Vice President of Underwriting

Board of Directors

Todd Minnis – Chair
Matthew Troxell – Lead Independent
Michael Christodolou
Heidi Everett
Mark Manheimer
Lori Wittman
Robin Zeigler

Corporate Headquarters

5910 North Central Expressway
Suite 1600
Dallas, Texas, 75075
Phone: (972) 579 – 4825
Website: www.netstreit.com

Transfer Agent

Computershare
PO Box 505000
Louisville, Kentucky 40233
Phone: (866) 637 – 9460
Website: www.computershare.com

NETSTREIT

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Earnings Release 4 NETSTREIT REPORTS SECOND QUARTER 2021 FINANCIAL AND OPERATING RESULTS – Completed $107.7 Million of Net Investment Activity – – Reaffirms Full Year 2021 AFFO Guidance in Range of $0.95 - $0.99 Per Share – – During the Quarter, Raised Gross Proceeds of $203.6 Million through Follow On Offering – Dallas TX – July 29, 2021 – NETSTREIT (NYSE: NTST) (the “Company”), today announced financial and operating results for the second quarter ended June 30, 2021. “During the second quarter, we again generated strong results while benefiting from our strategic focus. Our portfolio remains 100% occupied, and through July, we have collected 100% of rents for eleven straight months. Importantly, we accomplished a significant milestone during the second quarter, completing a $200-plus million follow-on common equity offering and demonstrating our access to well-priced capital. With more than $200 million of high quality acquisitions completed in the first half of the year, and significant capacity on our balance sheet, we will continue to take advantage of attractive opportunities to deploy capital. As we look to the balance of the year, we believe NETSTREIT’s unique focus on the highest quality net lease assets and our demonstrated sourcing methodologies, positions us well to continue to grow in 2021, and beyond,” said Mark Manheimer, Chief Executive Officer of NETSTREIT. SECOND QUARTER 2021 HIGHLIGHTS • Reported net loss per share of $(0.07), Core Funds from Operations (“Core FFO”) per share of $0.181 and AFFO per share of $0.201 (see non-GAAP reconciliation attached) • The Company collected 100% of the second quarter rent payments and for the month of July 2021, resulting in eleven consecutive months of 100% rent collections PORTFOLIO UPDATE As of June 30, 2021, the NETSTREIT portfolio was comprised of 267 leases2, contributing $55.3 million of annualized base rent3, with a weighted-average remaining lease term of 9.9 years, of which 69.9% were investment grade rated tenants and 13.5% were tenants with investment grade profiles (unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x). The portfolio was 100.0% occupied as of June 30, 2021. INVESTMENT ACTIVITY During the quarter ended June 30, 2021, the Company had total net investment activity of $107.7 million. The Company acquired 35 properties for approximately $116.7 million at an initial cash capitalization rate of 6.5%, inclusive of closing costs. A majority of the acquisitions closed late in the last month of the quarter resulting in the Company owning the assets for an average of approximately 19

Earnings Release 5 days. Acquisitions completed during the quarter had a weighted-average remaining lease term of 9.7 years, and 72.8% of the properties are occupied by investment grade rated tenants and 20.5% occupied by tenants with investment grade profiles. The Company also provided $4.0 million of development funding in the second quarter, including funding to support two new developments for tenants with investment grade profiles. The Company completed five dispositions for $13.0 million in total contractual sales proceeds, which equated to a 6.7% cash capitalization rate. The transaction activity decreased total tenant count from 60 to 59 tenants, and decreased the portfolio’s exposure to casual dining. The geographic and industry exposure remained unchanged at 39 states and 23 industries. BALANCE SHEET AND LIQUIDITY In April, the Company completed a follow on offering of 10,915,688 shares of common stock, which includes the full exercise of the underwriters’ option to purchase additional shares, at a price to the public of $18.65 per share. Gross proceeds to the Company from the offering, before deducting underwriting discounts and commissions and other offering expenses, were approximately $203.6 million. Proceeds from the offering were used to repay certain borrowings under the revolving credit facility, fund acquisitions of properties, and for general corporate purposes. At quarter end, total debt outstanding was $175 million, with a weighted average term of 3.5 years and a quarter end contractual interest rate, including the impact of the fixed rate swap, of 1.36% (excluding the impact of deferred fee amortization). All of the Company’s debt was at a fixed rate and the Company’s net debt to annualized adjusted EBITDA ratio was 2.1x. Additionally, the ending cash balance was $88 million, and the Company had an unused revolving line of credit with $250 million of capacity. DIVIDEND On July 27, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the third quarter of 2021, which will be paid on September 15, 2021 to shareholders of record on September 1, 2021. 2021 OUTLOOK The Company is maintaining its full year 2021 AFFO per share guidance in the range of $0.95 to $0.99 per share. This AFFO guidance is based on the following assumptions: • For full year 2021, the Company expects net acquisition activity, inclusive of dispositions, to be at least $360 million • The Company expects cash G&A to be in the range of $11.0 to $12.0 million, which includes recurring transaction costs, as well as additional non-cash compensation expense of $3.0 to $4.0 million • The Company expects cash interest expense, including unused line of credit facility fees, of $3.0 to $3.5 million, and an additional $0.6 million of non-cash deferred financing fee amortization

Earnings Release 6 • The Company expects to incur taxes in the range of $0.2 to $0.3 million which will be reported as “income taxes” in the Company’s financial statements for 2021 • Full year 2021 diluted weighted average shares outstanding, which includes the impact of OP units, are expected to be in the range of 38 to 39 million shares EARNINGS WEBCAST AND CONFERENCE CALL A conference call will be held on Friday, July 30, 2021 at 10:00 AM ET. During the conference call the Company’s officers will review second quarter performance, discuss recent events, and conduct a question and answer period. The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call. The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389- 0879 for international callers. A dial-in replay will be available starting shortly after the call until August 6, 2021, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317- 6671 for international callers. The passcode for this dial-in replay is 13721126. SUPPLEMENTAL PACKAGE The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com. About NETSTREIT NETSTREIT is an internally managed Real Estate Investment Trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors. Investor Relations ir@netstreit.com 972-597-4825 (1) Per share amounts include weighted average common shares of 38,018,588, weighted average operating partnership units of 1,438,969 and weighted average effect of dilutive unvested restricted stock units of 332,781 for the three-months ended June 30, 2021. (2) Leases are individual properties with a distinct lease agreement in place, development activities where a lease is expected at a future date, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Earnings Release 7 (3) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended June 30, 2021 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of June 30, 2021, plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12. NON-GAAP FINANCIAL MEASURES This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below. FORWARD LOOKING STATEMENTS This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

Quarterly Highlights

(unaudited, in thousands, except share, per share data and square feet)

Financial Results	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net income (loss)	$ (2,630)	$ 741	$ 4,510	$ (2,341)
Net income (loss) per common share outstanding - diluted	$ (0.07)	$ 0.02	$ 0.15	$ (0.11)
Funds from Operations (FFO)	$ 7,339	$ 6,662	$ 5,513	$ 2,582
FFO per common share outstanding - diluted	$ 0.18	$ 0.22	$ 0.18	$ 0.11
Core Funds from Operations (Core FFO)	$ 7,339	$ 6,662	$ 5,513	$ 3,473
Core FFO per common share outstanding - diluted	$ 0.18	$ 0.22	$ 0.18	$ 0.15
Adjusted Funds from Operations (AFFO)	$ 8,066	$ 6,946	$ 5,934	$ 4,777
AFFO per common share outstanding - diluted	$ 0.20	$ 0.23	$ 0.20	$ 0.21
Dividends per share	$ 0.20	$ 0.20	$ 0.20	$ 0.10
Weighted average common shares outstanding - diluted	39,790,338	30,052,940	30,021,750	23,135,675

Portfolio Metrics	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Number of leases	267	235	203	189
Square feet	5,154,701	4,438,591	3,733,062	3,376,371
Occupancy	100.0%	100.0 %	100.0 %	100.0 %
Weighted average lease term remaining (years)(1)	9.9	10.1	10.5	11.1
Investment grade (rated) - % of ABR(2)	69.9%	69.6 %	70.0 %	68.0 %
Investment grade profile (unrated) - % of ABR(3)	13.5%	11.2 %	8.0 %	6.4 %

Rent Collection Update - Percentage of Contractual Rent(4)	Three Months Ended June 30, 2021 Collection %	June 30, 2021 % of Total Due	March 31, 2021 Collection %	March 31, 2021 % of Total Due
Investment grade (rated)(2)	100.0%	70.5%	100.0%	70.7%
Investment grade profile (unrated)(3)	100.0%	11.3%	100.0%	7.8%
Sub-investment grade (rated)(5)	100.0%	6.5%	100.0%	7.4%
Sub-investment grade profile (unrated)	100.0%	11.7%	100.0%	14.1%
Total	100.0%	100%	100.0%	100.0%

(1) Weighted by ABR; excludes lease extension options.
(2) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.
(3) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC.
(4) Percentage calculations do not include any deferral or abatement arrangements granted as a result of the COVID-19 pandemic.
(5) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BB+ (S&P), Ba1 (Moody's) or NAIC3 (National Association of Insurance Commissioners) or lower.

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Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
REVENUES				
Rental revenue (including reimbursable)	$ 13,798	$ 7,117	$ 25,730	$ 12,625
OPERATING EXPENSES				
Property	1,315	434	2,265	719
General and administrative	3,991	1,846	7,127	3,732
Depreciation and amortization	7,075	3,116	13,004	5,462
Provisions for impairment	3,469	1,410	3,539	1,410
Transaction costs[(1)]	181	634	332	1,728
Total operating expenses	16,031	7,440	26,267	13,051
OTHER INCOME (EXPENSE)				
Interest expense, net[(2)]	(894)	(1,098)	(1,799)	(2,797)
Gain on sales of real estate, net	497	1,016	497	1,016
Gain on forfeited earnest money deposit	—	—	—	250
Total other (expense) income, net	(397)	(82)	(1,302)	(1,531)
Net loss before income tax expense	(2,630)	(405)	(1,839)	(1,957)
Income tax expense	—	—	(50)	—
Net loss	(2,630)	(405)	(1,889)	(1,957)
Net loss attributable to noncontrolling interests	(94)	(111)	(54)	(536)
Preferred stock dividends	—	6	—	6
Net loss attributable to common shareholders	$ (2,536)	$ (300)	$ (1,835)	$ (1,427)
Amounts available to common shareholders per common share:				
Basic	$ (0.07)	$ (0.03)	$ (0.06)	$ (0.13)
Diluted	$ (0.07)	$ (0.03)	$ (0.06)	$ (0.13)
Weighted average common shares:				
Basic	38,018,588	11,797,645	33,236,262	11,105,709
Diluted	38,018,588	11,797,645	33,236,262	11,105,709
OTHER COMPREHENSIVE INCOME (LOSS)				
Net loss	$ (2,630)	$ (405)	$ (1,889)	$ (1,957)
Change in value on derivatives, net	(265)	—	2,058	—
Total comprehensive (loss) income	$ (2,895)	$ (405)	$ 169	$ (1,957)
Comprehensive (loss) income attributable to noncontrolling interests	(106)	(111)	58	(536)
Comprehensive (loss) income attributable to common shareholders	$ (2,789)	$ (294)	$ 111	$ (1,421)

(1) Represents the costs incurred by the Company to facilitate the private offering and formation transactions and the initial public offering, as well as costs associated with abandoned acquisitions and other acquisition related expenses.
(2) Interest expense is net of interest income from interest bearing accounts.

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Funds From Operations and Adjusted Funds From Operations

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
GAAP Reconciliation:				
Net loss	$ (2,630)	$ (405)	$ (1,889)	$ (1,957)
Depreciation and amortization of real estate	6,997	3,040	12,849	5,311
Provision for impairment	3,469	1,410	3,539	1,410
Gain on sale of real estate, net	(497)	(1,016)	(497)	(1,016)
Funds from Operations (FFO)	$ 7,339	$ 3,029	$ 14,002	$ 3,748
Gain on forfeited earnest money deposit	—	—	—	(250)
144A and IPO transaction costs[1]	—	570	—	1,279
Core Funds from Operations (Core FFO)	$ 7,339	$ 3,599	$ 14,002	$ 4,777
Straight-line rental revenue	(222)	(877)	(463)	(1,030)
Amortization of deferred financing costs	157	155	314	307
Amortization of above/below market lease intangibles	(237)	(130)	(427)	(122)
Amortization of lease incentives	3	—	3	—
Capitalized interest expense	(15)	—	(15)	—
Non-cash compensation expense	1,041	—	1,598	—
Adjusted Funds from Operations (AFFO)	$ 8,066	$ 2,747	$ 15,012	$ 3,932
FFO per common share outstanding - diluted	$ 0.18	$ 0.19	$ 0.40	$ 0.24
Core FFO per common share outstanding - diluted	$ 0.18	$ 0.22	$ 0.40	$ 0.31
AFFO per common share outstanding - diluted	$ 0.20	$ 0.17	$ 0.43	$ 0.25
Dividends per share	$ 0.20	$ —	$ 0.40	$ —
Dividends per share as a percent of AFFO	100 %	— %	93 %	— %
Weighted average common shares outstanding, basic	38,018,588	11,797,645	33,236,262	11,105,709
Weighted average operating partnership units outstanding	1,438,969	4,449,019	1,527,160	4,449,019
Weighted average dilutive securities	332,781	—	210,370	—
Weighted average common shares outstanding, diluted	39,790,338	16,246,664	34,973,792	15,554,728
Series A preferred stock balance[2]	$ —	$ 125	$ —	$ 125
Series A preferred stock dividends and redemption premium	$ —	$ 6	$ —	$ 6
Supplemental Information				
Deferred rent, net[3]	$ 6	$ (205)	$ 23	$ (205)
Recurring capital expenditures	$ 331	$ —	$ —	$ —

(1) These expenses represent a subset of Transaction Costs as presented on the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.
(2) The 125 shares of 12% Series A Preferred Stock were fully redeemed on August 18, 2020.
(3) Reflects the net amount of base rent that was deferred (negative amount) or collected (positive amount) as a result of COVID related rent relief provided by NETSTREIT.

NETSTREIT 10

EBITDAre, Adjusted EBITDAre, NOI and Cash NOI (unaudited, in thousands) 11 (1) These expenses represent a subset of Transaction Costs as presented on the Consolidated Statements of Operations and Comprehensive (Loss) Income. (2) The adjustment removes base rent for properties acquired during the period shown and replaces the removed amount with an estimated equivalent ABR for the full period. The adjustment also removes base rent for properties disposed of during the period shown. Three Months Ended June 30, Six Months Ended June 30, 2021 2020 2021 2020 GAAP Reconciliation: Net loss $ (2,630) $ (405) $ (1,889) $ (1,957) Depreciation and amortization of real estate 6,997 3,040 12,849 5,311 Amortization of above/below market lease intangibles (237) (130) (427) (122) Amortization of lease incentives 3 — 3 — Non-real estate depreciation and amortization 78 76 155 151 Interest expense, net 894 1,098 1,799 2,797 Income tax expense — — 50 — EBITDA 5,105 3,679 12,540 6,180 Provision for impairments 3,469 1,410 3,539 1,410 Gain on sale of real estate, net (497) (1,016) (497) (1,016) EBITDAre 8,077 4,073 15,582 6,574 Straight-line rental revenue (222) (877) (463) (1,030) Gain on forfeited earnest money deposit — — — (250) 144A and IPO transaction costs(1) — 570 — 1,279 Non-cash compensation expense 1,041 — 1,598 — Adjusted EBITDAre $ 8,896 $ 3,766 $ 16,717 $ 6,573 Adjusted EBITDAre 8,896 Adjustments for intraquarter acquisitions and dispositions(2) 1,590 Annualized Adjusted EBITDAre $ 41,944 86,860 Net debt / Annualized Adjusted EBITDAre 2.1x 0.00207 GAAP Reconciliation: Net loss $ (2,630) $ (405) $ (1,889) $ (1,957) General and administrative 3,991 1,846 7,127 3,732 Depreciation and amortization 7,075 3,116 13,004 5,462 Provisions for impairment 3,469 1,410 3,539 1,410 Transaction costs 181 634 332 1,728 Interest expense, net 894 1,098 1,799 2,797 Gain on sales of real estate, net (497) (1,016) (497) (1,016) Gain on forfeited earnest money deposit — — — (250) Income tax expense — — 50 — NOI 12,483 6,683 23,465 11,906 Straight-line rental revenue (222) (877) (463) (1,030) Amortization of above/below market lease intangibles (237) (130) (427) (122) Amortization of lease incentives 3 — 3 — Cash NOI $ 12,027 $ 5,676 $ 22,578 $ 10,754 Adjustments for intraquarter acquisitions and dispositions(2) 1,590 Normalized Cash NOI $ 13,617 Property Operating Expense Coverage Property operating expense reimbursement $ 1,141 $ 379 2,011 $ 610 Property operating expenses (1,315) (434) (2,265) (719) Property operating expenses, net $ (174) $ (55) (254) (109)

Consolidated Balance Sheets (unaudited, in thousands, except share data) 12 June 30, December 31, 2021 2020 ASSETS Real estate, at cost: Land $ 233,068 $ 189,373 Buildings and improvements 479,858 358,360 Total real estate, at cost 712,926 547,733 Less accumulated depreciation (18,652) (10,111) Property under development 5,316 — Real estate held for investment, net 699,590 537,622 Assets held for sale 16,700 14,802 Cash, cash equivalents and restricted cash 88,140 92,643 Lease intangible assets, net 99,620 75,024 Other assets, net 8,964 5,724 Total assets $ 913,014 $ 725,815 LIABILITIES AND EQUITY Liabilities: Term loan, net $ 174,217 $ 174,105 Revolving credit facility — — Lease intangible liabilities, net 22,186 16,930 Liabilities related to assets held for sale 402 399 Accounts payable, accrued expenses and other liabilities 6,733 6,308 Total liabilities 203,538 197,742 Equity: Stockholders’ equity Common stock, $0.01 par value, 400,000,000 shares authorized; 39,525,978 and 28,203,545 shares issued and outstanding, respectively $ 395 $ 282 Additional paid-in capital 704,269 501,045 Distributions in excess of retained earnings (23,140) (7,464) Accumulated other comprehensive income 2,181 235 Total stockholders’ equity 683,705 494,098 Noncontrolling interests 25,771 33,975 Total equity 709,476 528,073 Total liabilities and equity $ 913,014 $ 725,815

Debt, Capitalization, and Financial Ratios

(unaudited, in thousands, except share data)

		As of June 30, 2021			
Debt Summary	**Maturity Date**	**Principal Balance**	**Interest Rate(1)**	**Rate Type**	**Weighted Average Years to Maturity**
Unsecured revolver(2)(3)	December 23, 2023	$ —	1.29%	Floating	2.5 years
Unsecured term loan(4)	December 23, 2024	175,000	1.36%	Fixed	3.5 years
Principal amount of total debt		175,000			
Deferred financing costs, net(5)		(1,780)			
Carrying value of total debt		$ 173,220			

Net Debt	**Balance**
Principal amount of total debt	$ 175,000
Less: Cash, cash equivalents and restricted cash (6)	(88,140)
Net Debt	$ 86,860
Series A preferred stock balance (7)	—
Net Debt + Preferred Stock	$ 86,860

Key Debt Covenant Information	**Required**	**Actual**
Consolidated total leverage ratio	≤ 60.0%	20.1%
Fixed charge coverage ratio	≥ 1.25x	9.97x
Maximum secured indebtedness	≤ 40.0%	0.0%
Maximum recourse indebtedness	≤ 10.0%	0.0%
Unencumbered leverage ratio	≤ 60.0%	20.2%
Unencumbered debt yield	≥ 10.0%	24.1%
Unencumbered interest coverage ratio	≥ 2.00x	13.39x

Liquidity	**Balance**
Unused unsecured revolver capacity	$ 250,000
Cash, cash equivalents and restricted cash(6)	88,140
Total Liquidity	$ 338,140

Equity	**Ending Shares/Units**	**Equity Market Capitalization**	**% of Total**
Common shares(8)	39,525,978	$ 911,469	96.7 %
OP units(8)	1,355,365	31,255	3.3 %
Preferred stock	—	—	— %
Total	40,881,343	$ 942,724	100.0 %

Enterprise Value	**Balance**	**% of Total**
Principal amount of total debt	$ 175,000	15.7 %
Equity market capitalization(8)	942,724	84.3 %
Total enterprise value	$ 1,117,724	100.0 %

(1) Interest rate for floating rate debt, if applicable, is based on the last day of the quarter presented. Rates presented exclude the impact of capitalized loan fee amortization.
(2) Unused facility fees are charged at an annual rate of 0.15% of the unused capacity if usage exceeds 50% of the total available facility, or 0.25% of the unused facility if usage does not exceed 50%.
(3) The revolver has a one-year extension option.
(4) Effective September 28, 2020 the floating rate underlying the term loan was swapped to an effective fixed rate of 0.21%. The swap terminates on December 23, 2024.
(5) Amount reflects a net asset balance of $1.0 million related to the revolver, and a net liability balance of $0.8 million related to the term loan.
(6) Balances includes $2.3 million of restricted cash held in 1031 exchange accounts.
(7) The 125 shares of 12% Series A Preferred Stock were fully redeemed on August 18, 2020.
(8) Value is based on the June 30, 2021 closing price of $23.06 per share.

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Investment Activity

(unaudited, dollars in thousands)

	Three Months Ended			
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Acquisitions(1):				
Number of Transactions	18	25	19	9
Number of Properties	35	31	26	30
Gross Investment(2)	$ 116,725	$ 88,225	$ 81,246	$ 102,638
Cash Capitalization Rate(3)	6.5%	6.7%	6.8%	6.5 %
Dispositions:				
Number of Occupied Properties	5	—	12	1
Number of Vacant Properties	—	—	—	—
Net Book Value(4)	$ 11,821	$ —	$ 31,144	$ 1,806
Proceeds(5)	$ 13,060	$ —	$ 37,362	$ 1,868
Cash Capitalization Rate(6)	6.7%	0.0%	6.6%	10.4 %

Developments:

Industry	Location	Lease Term	Amount Funded to Date	Anticipated Rent Commencement
Discount Retail	Yuma, AZ	10 Years	$ 1,870	2Q'2022
Arts & Craft	Fond Du Lac, WI	10 Years	$ 1,836	2Q'2022
Discount Retail	Fond Du Lac, WI	10 Years	$ 1,562	2Q'2022

(1) Excludes development related transactions.
(2) Reflects all expenditures that were capitalized as part of the transaction, including acquisition costs.
(3) Calculated by dividing in-place ABR at the time of acquisition by the Gross Investment.
(4) Represents all capitalized costs associated with the property, less impairment charges and net of accumulated depreciation.
(5) Reflects contractual sales price.
(6) The rate only applies to properties that were occupied at the time of the disposition. It is calculated by dividing the in-place ABR at the time of disposition by the contractual sales price.

NETSTREIT

14

Portfolio Information (unaudited, dollars in thousands) 15 (1) Weighted by ABR; excludes lease extension options. (2) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher. (3) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC. (4) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BB+ (S&P), Ba1 (Moody's) or NAIC3 (National Association of Insurance Commissioners) or lower. Portfolio Metrics June 30, 2021 Number of leases 267 Number of states 39 Square feet 5,154,701 Tenants 59 Industries 23 Occupancy 100.0% Weighted average lease term remaining (years)(1) 9.9 Tenant Quality Number of Leases ABR % of ABR Investment grade (rated)(2) 197 $ 38,623 69.9% Investment grade profile (unrated)(3) 26 7,442 13.5% Sub-investment grade (rated)(4) 9 3,299 6.0% Sub-investment grade profile (unrated) 35 5,905 10.7% Total 267 $ 55,269 100.0%

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Top 20 Tenants	Number of Leases		ABR	% of ABR	Credit rating
7-Eleven	22	$	5,149	9.3%	A / Baa2
Lowe's	4		3,578	6.5%	BBB+ / Baa1
Advance Auto Parts	36		3,562	6.4%	BBB- / Baa2
Dollar General	35		3,481	6.3%	BBB / Baa2
Walmart	5		3,288	5.9%	AA / Aa2
CVS pharmacy	15		2,758	5.0%	BBB / Baa2
Hobby Lobby	7		2,568	4.6%	IG Profile
Best Buy	5		2,525	4.6%	BBB+ / A3
Big Lots!	8		2,018	3.7%	IG Profile
Ollie's Bargain Outlet	7		1,918	3.5%	IG Profile
Tractor Supply Co	6		1,426	2.6%	BBB / Baa1
Walgreens	4		1,404	2.5%	BBB / Baa2
Dollar Tree / Family Dollar	12		1,296	2.3%	BBB / Baa2
Ahold Delhaize	2		1,268	2.3%	BBB / Baa1
The Home Depot	1		1,202	2.2%	A / A2
Kroger	3		1,198	2.2%	BBB / Baa1
Kohl's	2		1,147	2.1%	BBB- / Baa2
Fresenius	4		1,022	1.8%	BBB / Baa3
Burlington	2		917	1.7%	BB+ / Ba2
Floor & Decor	1		815	1.5%	BB- / Ba3
Total	181	$	42,541	77.0%	

NETSTREIT

16

Portfolio Information (cont’d) (unaudited, dollars in thousands) 17 State Number of Leases ABR % of ABR Texas 32 $ 7,501 13.6% Ohio 19 3,645 6.6% Georgia 14 3,428 6.2% New York 12 3,012 5.4% Illinois 8 2,998 5.4% Virginia 5 2,655 4.8% Pennsylvania 15 2,417 4.4% Mississippi 12 2,326 4.2% Florida 15 2,275 4.1% Indiana 11 2,273 4.1% California 8 2,235 4.0% Wisconsin 11 1,950 3.5% Michigan 6 1,749 3.2% Alabama 11 1,595 2.9% Washington 3 1,399 2.5% Arkansas 7 1,182 2.1% Minnesota 4 1,162 2.1% Tennessee 5 1,161 2.1% Kentucky 3 1,138 2.1% Missouri 5 960 1.7% New Mexico 3 916 1.7% Oklahoma 6 784 1.4% Massachusetts 4 751 1.4% New Jersey 5 680 1.2% Arizona 2 672 1.2% North Carolina 3 669 1.2% South Carolina 6 631 1.1% Iowa 6 623 1.1% Vermont 9 548 1.0% Maryland 2 297 0.5% Colorado 2 267 0.5% Utah 1 253 0.5% Louisiana 2 232 0.4% West Virginia 2 223 0.4% Kansas 2 220 0.4% New Hampshire 3 157 0.3% Idaho 1 99 0.2% Connecticut 1 95 0.2% North Dakota 1 92 0.2% Total 267 $ 55,269 100.0%

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Industry	Defensive Category	Number of Leases		ABR	% of ABR
Home Improvement	Necessity	18	$	7,165	13.0%
Discount Retail	Discount	21		6,372	11.5%
Convenience Stores	Service	26		5,891	10.7%
Dollar Stores	Discount	47		4,777	8.6%
Auto Parts	Necessity	54		4,705	8.5%
Drug Stores & Pharmacies	Necessity	19		4,162	7.5%
Grocery	Necessity	8		3,428	6.2%
General Retail	Necessity	5		3,226	5.8%
Quick Service Restaurants	Service	16		2,646	4.8%
Arts & Crafts	Other	7		2,568	4.6%
Consumer Electronics	Other	5		2,525	4.6%
Farm Supplies	Necessity	6		1,426	2.6%
Healthcare	Necessity	4		1,022	1.8%
Automotive Service	Service	10		947	1.7%
Furniture Stores	Other	2		878	1.6%
RV Sales	Other	1		705	1.3%
Casual Dining	Service	4		638	1.2%
Banking	Necessity	4		560	1.0%
Apparel	Other	4		506	0.9%
Wholesale Warehouse Club	Necessity	1		417	0.8%
Equipment Rental and Leasing	Other	3		369	0.7%
Gift, Novelty, and Souvenir Shops	Other	1		200	0.4%
Home Furnishings	Other	1		134	0.2%
Total		267	$	55,269	100.0%

Defensive Category	Number of Leases		ABR	% of ABR
Necessity	119		26,112	47.2%
Service	56		10,122	18.3%
Discount	68		11,149	20.2%
Other	24		7,886	14.3%
Total	267	$	55,269	100.0%

NETSTREIT

18

Lease Expiration Schedule

(unaudited, dollars in thousands)

Year of Expiration	Number of Leases Expiring		ABR Expiring	ABR Expiring as a % of Total Portfolio
2021	—	$	—	0.0%
2022	—		—	0.0%
2023	4		333	0.6%
2024	1		84	0.2%
2025	7		2,379	4.3%
2026	11		3,476	6.3%
2027	13		3,963	7.2%
2028	26		3,918	7.1%
2029	29		4,334	7.8%
2030	37		8,492	15.4%
2031	44		7,709	13.9%
2032	15		3,852	7.0%
2033	21		2,831	5.1%
2034	11		1,644	3.0%
2035	23		7,762	14.0%
2036	11		1,962	3.5%
2037	3		549	1.0%
2038	—		—	0.0%
2039	7		1,110	2.0%
2040	2		425	0.8%
2041	1		192	0.3%
2042	—		—	0.0%
2043	1		254	0.5%
TOTAL	**267**	**$**	**55,269**	**100%**

NETSTREIT

19

Non-GAAP Measures and Definitions 20 FFO, Core FFO, and AFFO FFO means funds from operations. It is a non-GAAP measure defined by NAREIT as net income (computed in accordance with GAAP), excluding real estate-related expenses including, but not limited to, gains (losses) from sales, impairment adjustments, and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT. Core FFO means core funds from operations. It is a non-GAAP financial measure defined as FFO adjusted for gains from forfeited earnest money deposits and non-recurring 144A and IPO transaction costs. We believe the presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods because it removes the effect of unusual and non-recurring items that are not expected to impact our operating performance on an ongoing basis. AFFO means adjusted funds from operations. It is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rental revenue, amortization of above and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, non-cash compensation expense, and amortization of deferred financing costs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

Non-GAAP Measures and Definitions (cont’d) 21 EBITDA, EBITDAre and Adjusted EBITDAre EBITDA is computed by us as earnings before interest, income taxes and depreciation and amortization. EBITDAre is the NAREIT definition of EBITDA (as defined above), but it is further adjusted to follow the definition included in a white paper issued in 2017 by NAREIT, which recommended that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. Adjusted EBITDAre, as computed by us, is EBITDAre adjusted to exclude straight-line rental revenue, gains from forfeited earnest money deposits, non-recurring 144A and IPO transaction costs, and stock-based compensation expense. Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four. We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. NOI, Cash NOI, and Normalized Cash NOI NOI means net operating income, and it is computed in accordance with GAAP. It is calculated by subtracting property operating expenses from rental revenue including reimbursements (as presented on the Statement of Operations). Cash NOI is computed by us as NOI excluding straight-line rental revenue, amortization of above/below- market leases intangibles and lease incentives. Normalized Cash NOI is computed by us as Cash NOI adjusted to remove Cash NOI for properties acquired during the period shown, and then replace the removed amount with an estimated equivalent ABR for the full period. It is further adjusted to remove Cash NOI for properties disposed of during the period shown.

Non-GAAP Measures and Definitions (cont’d) 22 Other Definitions ABR means annualized base rent. ABR is calculated by multiplying (i) cash rental payments (a) for the month ended June 30, 2021 (or, if applicable, the next full month’s cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of June 30, 2021, plus (b) for properties under development, the first full month’s permanent cash rent contractually due after the development period by (ii) 12. Defensive Category is considered by us to represent tenants that focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. The defensive sub-categories as we define them are as follows: (1) Necessity, which are retailers that are considered essential by consumers and include sectors such as drug stores, grocers and home improvement, (2) Discount, which are retailers that offer a low price point and consist of off-price and dollar stores, (3) Service, which consist of retailers that provide services rather than goods, including, tire and auto services and quick service restaurants, and (4) Other, which are retailers that are not considered defensive in terms of being considered necessity, discount or service, as defined by us. Leases are individual properties with a distinct lease agreement in place, development activities where a lease is expected at a future date, or in the case of master lease arrangements each property under the master lease is counted as a separate lease. Net Debt is computed by us as the principal amount of total debt outstanding less cash, cash equivalents and restricted cash. Occupancy is expressed as a percentage, and it is the number of economically occupied properties divided by the total number of properties owned. Properties under development are excluded from the calculation. OP units means operating partnership units not held by NETSTREIT.

Forward Looking and Cautionary Statements 23 This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this supplemental report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this supplemental report. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.